Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-85830 of International Paper Company on Form S-8 of our report dated June 24, 2005, appearing in this Annual Report on Form 11-K of International Paper Company Salaried Savings Plan for the year ended December 31, 2004.

By:	/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Memphis, Tennessee

June 27, 2005